SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 17, 2007, the Board of Directors of CytRx Corporation approved an amendment to CytRx’s Restated Bylaws to permit the issuance of shares of CytRx stock in either certificated or uncertificated form. Before giving effect to this amendment, the Restated Bylaws specifically contemplated only shares of stock represented by stock certificates. The amendment to the Restated Bylaws confirms authority for “book-entry” registration of uncertificated shares of CytRx common stock and thereby facilitates CytRx’s eligibility to participate in NASDAQ’s direct registration program. Eligibility for such participation is a requirement for NASDAQ issuers.
     The above description is qualified in its entirety by the full text of the amendment to Article I of the Restated Bylaws of CytRx in the form of a marked copy of Article I showing the changes thereto, which is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

3.1	Amendment to Article I of the Restated Bylaws of CytRx Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Dated: December 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Article I of the Restated Bylaws of CytRx Corporation

4